UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 31, 2006

MarineMax, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-14173	59-3496957
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

18167 U.S. Highway 19 North, Suite 300, Clearwater, Florida		33764
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	727-531-1700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 1.01 Entry into a Material Definitive Agreement.

We hereby incorporate the discussion contained in Item 2.01 of this Form 8-K regarding the terms and conditions of the Asset Purchase Agreement entered into with Surfside-3 Marina, Inc. and its affiliated companies ("Surfside").

Item 2.01 Completion of Acquisition or Disposition of Assets.

On March 31, 2006, we entered into and closed an Asset Purchase Agreement with Surfside pursuant to which we acquired substantially all of the assets, properties, rights, and goodwill of Surfside and assumed certain liabilities of Surfside's watercraft business. Surfside operates 15 boat dealerships throughout New York, Connecticut, Rhode Island, and Maryland through company owned stores and distribution agreements.

The consideration paid was a combination of cash and common stock. We acquired the operating assets of Surfside for approximatley $24.8 million in cash and approximately 665,000 shares of common stock, plus working capital adjustments and the assumption of certain liabilities, including floor plan financing obligations. A portion of the shares of common stock will be held in escrow for a one-year period as security for Surfside’s representations and warranties as specified in the agreement.

The agreement also contains other provisions, covenants, representations, and warranties made by Surfside and our company that are typical in transactions of this size, type, and complexity.

Item 3.02 Unregistered Sales of Equity Securities.

On March 31, 2006, in connection with the closing of the transaction discussed in Item 2.01 above, we issued an aggregate of approximately 665,000 shares of our common stock to Surfside. We issued these shares in reliance upon the exemption provided by Section 4(2) of the Securities Act of 1933 as a transaction by an issuer not involving a public offering. We did not pay or give, directly or indirectly, any commission or other remuneration, including underwriting discounts or commissions, in connection with the issuance of the common stock. In addition, the certificates issued in the transaction bear restrictive legends permitting the transfer thereof only in compliance with applicable securities laws. The recipient of the shares represented to us its intention to acquire the securities for investment only and not with a view to distribute such securities.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired

The financial statements of Surfside are not being furnished in this Form 8-K. In accordance with subsection 4 of this Item 9.01(a), the financial statements of Surfside will be filed by amendment on Form 8-K by June 9, 2006.

(b) Pro Forma Financial Information

The pro forma financial information of Surfside and our company is not being furnished in this Form 8-K. In accordance with subsection 2 of this Item 9.01(b), the pro forma financial information of Surfside and our company will be filed by amendment on Form 8-K by June 9, 2006.

(c) Shell Company Transactions

Not applicable.

(d) Exhibits

Not applicable.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MarineMax, Inc.

March 31, 2006	By:	Michael H. McLamb

Name: Michael H. McLamb
Title: Executive Vice President, Chief Financial Officer, and Secretary